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                                                                      EXHIBIT 11

                               THIRD AMENDED AND

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           IPRINT TECHNOLOGIES, INC.

    (Pursuant to Section 242 of the General Corporation Law of the State of
                                   Delaware)

     iPrint Technologies, inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, which was incorporated under the name of Delaware iPrint, Inc. on November 12, 1999, certifies as follows:

     1. The Corporation's Third Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and sole stockholder in accordance with Section 242 of the General Corporation Law.

     2. The Corporation's Certificate of Incorporation is amended and restated to read in full as follows:

     FIRST:   The name of the Corporation is iPrint Technologies, inc.
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     SECOND:  The address of the registered office of the Corporation in the
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              State of Delaware is Incorporating Services, Ltd., 15 East North
              Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or
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              activity for which a corporation may be organized under the
              General Corporation Law of Delaware.

     FOURTH:
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     A.       The total number of shares of all classes of stock which the
              Corporation shall have authority to issue is 102,000,000 consisting of 100,000,000 shares of Common Stock, par value one-tenth of one cent ($0.001) per share (the "Common Stock") and 2,000,000 shares of Preferred Stock, par value one-tenth of one cent ($0.001) per share (the "Preferred Stock").

     B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers,

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         preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

FIFTH:   The following provisions are inserted for the management of the
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         business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. On and after the closing date of the first sale of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering (the "IPO"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such sale, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

D.       Special meetings of stockholders of the Corporation may be called only
         (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption); (2) by the Chairman of the Board of Directors; or (3) by the President and Chief Executive Officer of the Corporation.

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SIXTH:
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A.       The number of directors shall initially be set at seven (7) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Upon the closing of the IPO, the directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the first annual meeting of the stockholders following the IPO; the term of office of the second class (Class II) to expire at the second annual meeting of stockholders held following the IPO; the term of office of the third class (Class III) to expire at the third annual meeting of stockholders; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and with the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of

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           the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

D. Notwithstanding the foregoing provisions of this Article SIXTH and in addition to any vote of stockholders required from this Certificate, the Bylaws of the Corporation or otherwise under the Delaware General Corporation Law, the affirmative vote of at least sixty-six and two thirds percent (66 2/3%) of the authorized directors shall be required for a period of one (1) year from the "Closing", as defined in that certain Agreement and Plan of Reorganization among iPrint Technologies, inc., Metal Combination Corp. and Wood Alliance, Inc. dated as of June 23, 2001, to (A) fill any vacancies on the Board of Directors, (B) nominate any new members of the Board of Directors, or
           (C) increase the size of the Board of Directors.

SEVENTH:   The Board of Directors is expressly empowered to adopt, amend or
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           repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:    A director of the Corporation shall not be personally liable to the
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           Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

           If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

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           Any repeal or modification of the foregoing provisions of this
           Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:     The Corporation reserves the right to amend or repeal any provision
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           contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this
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           Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

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     IN WITNESS WHEREOF, the Corporation has caused this Third Amended and
Restated Certificate to be signed by a duly authorized officer on this ___ day of _____, 2001.


                                 IPRINT TECHNOLOGIES, INC.



                                 By:
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                                     William Kaplan, Secretary

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